Exhibit 2.3

INDIVIDUAL SERIES LIMITED LIABILITY COMPANY AGREEMENT

FREEPORT HOLDINGS SERIES LLC

Purchasers of securities represented by this Agreement should be aware that they will be required to bear the financial risks of their investment for an indefinite period of time.

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INDIVIDUAL SERIES LIMITED LIABILITY COMPANY AGREEMENT

FREEPORT HOLDINGS SERIES LLC

This limited liability company agreement is made as of the Effective Date by and among the Manager, the Members, and those Persons who have or may become parties to this Agreement in the future, in accordance with the terms of this Agreement (collectively the “Parties”) of the Company. In consideration of the mutual covenants in this Agreement the Parties agree as follows:

Article I
DEFINITIONS

1.1 Definitions. When used in this Agreement, the following terms have the meanings specified in this Article I:

(a) Key Definitions.

“Company” means the “Name of Series” set forth in the Series Designation of a particular Series as that term is defined in the Master LLC Agreement.

“Curator” means Freeport Curation LLC.

“Master LLC” means Freeport Holdings Series LLC, a State of Delaware limited liability company.

“Master LLC Agreement” means the limited liability company agreement of the Master LLC.

“Manager” means Freeport Services LLC.

“Series Designation” means the writing executed by the Master LLC, the Manager and the initial Member of the Company pursuant to Section 2.1(c) of the Master LLC Agreement, with regard to the particulars of a specific Series, and which incorporates this Agreement by reference.

“Technology Provider” means Freeport Technologies LLC.

(b) Other Definitions.

“Asset” means the “Series Asset” as set forth in the Series Designation.

“Act” means the Delaware Limited Liability Company Act, Section 18-101, et seq., as it may be amended from time to time and any successor to said law.

LIMITED LIABILITY COMPANY AGREEMENT

“Affiliate” of another Person means (i) a Person directly or indirectly (through one or more intermediaries) controlling, controlled by or under common control with that other Person; (ii) a Person owning or controlling 10% or more of the outstanding voting securities or beneficial interests of that other Person; or (iii) an officer, Manager, director, partner or member of that other Person. For purposes of this Agreement, “control” of a Person means the possession, directly or indirectly, of the power to direct the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, no Member will be deemed, solely by virtue of that membership, to be an Affiliate of the Company.

“Agreement” means this limited liability company agreement of the Company, as amended from time to time.

“Arbitration Location” means the “Arbitration Location” set forth in the Series Designation.

“Attorney” will have the meaning specified in Section 13.1.

“Capital Account” of a Member means the capital account of the Member determined in accordance with Section 3.2 in this Agreement.

“Capital Contribution” of a Member means the total amount of cash and other assets contributed (or deemed contributed under Section 1.7041(b)(2)(iv)(d) of the Treasury Regulations) to the Company by that Member, net of liabilities assumed or to which the assets are subject.

“Certificate” means a certificate (i) in global form in accordance with the rules and regulations of the Depositary or (ii) in such other form as may be adopted by the Manager, issued by the Company evidencing ownership of one or more Shares.

“Certificate of Formation” means the Certificate of Formation of the Company, as amended and restated from time to time, filed under the Act.

“Class A Member” means a Member holding one or more Class A Ordinary Shares.

“Class A Ordinary Shares” shall have the meaning ascribed to it in Section 4.4(a).

“Closing” means the issuance of Interests, at the sole discretion of the Manager, in connection with the Company’s purchase of an Asset.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

LIMITED LIABILITY COMPANY AGREEMENT

“Consent” means the approval of a Person to do the act or thing for which the approval is solicited, or the act of granting the approval, as the context may require.

“Covered Person” means the Manager, Curator, the Tax Representative, the Liquidating Trustee, an officer of the Company, and their respective Affiliates.

“Depository” means, with respect to any Shares issued in global form, The Depository Trust Company and its successors and permitted assigns.

“Disability” of an individual means the incapacity of the individual to engage in any substantial gainful activity with the Company by reason of any medically determinable physical or mental impairment that reasonably can be expected to last for a continuous period of not less than 12 months as determined by a competent physician chosen by the Company and Consented to by the individual or his legal representative, which Consent will not be unreasonably withheld, conditioned or delayed.

“Distributable Cash” at any time means that amount of the cash then on hand or in bank accounts of the Company which the Manager determines is available for Distribution, taking into account (i) the amount of cash required for the payment of all current expenses, liabilities and obligations of the Company and (ii) the amount of cash which the Manager deems necessary or appropriate to establish reserves for the payment of future expenses, liabilities, or obligations, including liabilities which may be incurred in litigation and liabilities undertaken pursuant to the indemnification provisions of this Agreement.

“Distribution” means the transfer of money or property by the Company to one or more Members with respect to their Interests, without separate consideration.

“Effective Date” means the Initial Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Fair Market Value” of property means the amount that would be paid for that property in cash at the closing by a hypothetical willing buyer to a hypothetical willing seller, each having knowledge of all relevant facts and neither being under a compulsion to buy or sell, as determined by the Manager in good faith.

“Fiscal Year” means the Company’s taxable year, which will be the taxable year ended December 31, or other taxable year as may be selected by the Manager in accordance with applicable law.

“Initial Closing” means the first Closing.

“Initial Closing Date” means the date of the Initial Closing.

LIMITED LIABILITY COMPANY AGREEMENT

“Initial Member” shall be the sole Member of the Company at its formation.

“Interest” means with respect to each Member, as of any date, such Member’s ownership interest in the Company, which is expressed in terms of the Member’s ownership of Class A Ordinary Shares out of the total number of issued Class A Ordinary Shares. Each Member’s Interest shall not be required to bear any relation to such Member’s Capital Account. A Member’s Interest represents the totality of the Member’s interests, and the right of that Member to all benefits to which a Member may be entitled pursuant to this Agreement and under the Act, together with all obligations of that Member to comply with the terms and provisions of this Agreement and the Act. If any provision requires the Consent of a specified percentage of Interests, that percentage will be determined by reference to the aggregate Interests of Members granting Consent on the applicable date.

“Interest Register” has the meaning specified in Section 2.8.

“Liquidating Trustee” means the Manager (or its authorized designee) or, if there is none, a Person selected by the Consent of the Members to act as a liquidating trustee of the Company.

A “Liquidity Event” means the receipt by the Company of a material amount of cash, or non-cash assets that may readily be transferred or liquidated for cash, as set forth in Section 7.1, received by the Company in respect to the sale of an Asset held by the Company.

“Member Nonrecourse Deductions” means the “partner nonrecourse deductions” of the Company computed in accordance with the principles of Sections 1.704-2(i)(1) and (2) of the Treasury Regulations.

“Member” means any Person admitted as a Member of the Company pursuant to Section 4.1 that has not ceased to be a Member pursuant to this Agreement or the Act, having the interests and rights associated with membership in a limited liability company pursuant to this Agreement.

A “Merger Event” will be deemed to occur in the event that an Asset merges or consolidates with or into any other entity, and in which an Asset is not the parent or surviving company, after giving effect to that transaction, the equity owners of an Asset immediately prior to that transaction cease to own at least a majority of the equity interest of an Asset.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act or any successor thereto.

LIMITED LIABILITY COMPANY AGREEMENT

“Nonrecourse Deductions” means the “nonrecourse deductions” of the Company computed in accordance with Section 1.704-2(b) of the Treasury Regulations.

“Offering” means the offering by the Company of Class A Ordinary Shares for sale to the public pursuant to Regulation A under the Securities Act of 1933, as amended or, in any replacement offering of Class A Ordinary Shares, as determined by the Manager in the event such Offering shall not proceed for any reason.

“Outside Date” means the last day of the ten-year period beginning on the date of the Closing unless the Manager has extended that period in accordance with Section 10.2, in which case the “Outside Date” means the expiration of that extended period.

“Tax Representative” means the Person designated pursuant to Section 9.3.

“Person” means any individual or entity.

“Registered Agent” if applicable, means Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

“Transfer” means, with respect to an Interest, the sale, assignment, transfer, other disposition, pledge, hypothecation or other encumbrance, whether direct or indirect, voluntary, involuntary or by operation of law, and whether or not for value, of that Interest. Transfer includes any transfer by gift, devise, intestate succession, sale, operation of law, upon the termination of a trust, because of or in connection with any property settlement or judgment incident to a divorce, dissolution of marriage or separation, by decree of distribution or other court order or otherwise.

“Transfer Agent” means, with respect to any class of Shares, such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for such class of Shares; provided that if no Transfer Agent is specifically designated for such class of Shares, the Manager or the Company shall act in such capacity.

“Treasury Regulations” means the regulations promulgated by the United States Treasury Department pertaining to a matter arising under the Code.

“Voting Shares” means the Class A Ordinary Shares, excluding any Shares beneficially owned by the Manager or any of its Affiliates.

LIMITED LIABILITY COMPANY AGREEMENT

Article II
ORGANIZATIONAL MATTERS

2.1 Name. The name of the Company is set forth on the Series Designation. The business of the Company may be conducted under that name or under any other name that the Manager may determine. The Manager will notify the Members of any change in the name of the Company.

2.2 Term. The formation date of the Company is generally within 30 days prior to the Effective Date, as further reflected on records maintained by the Manager. The term of the Company commenced on the Effective Date and will continue in full force and effect until terminated pursuant to Article X.

2.3 Establishment of Series. Pursuant to Section 18-215(b) of the Act and the Master LLC Agreement, the Master LLC is authorized to establish separate members and limited liability company interests with separate and distinct rights, powers, duties, obligations, businesses and objectives (each a “Series”).

Notice is hereby given that the Company is hereby established as a Series under the Master LLC Agreement. The Series created hereby, and the rights and obligations of the Members of the Series will be governed by this Agreement. In the event of any inconsistency between this Agreement and the Master LLC Agreement, this Agreement will control. The debts, liabilities, obligations and expenses incurred, with respect to the Company will be enforceable against the assets of the Company only and not against the assets of the Master, LLC generally or any other Series of the Master, and, unless otherwise provided in this Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Master LLC generally or any other Series of the Master LLC will be enforceable against the assets of the Company. A member participating in one Series will have no rights or interest with respect to any other Series, other than through that Member’s interest in that Series independently acquired by that Member.

This Agreement and all provisions herein will be interpreted in a manner to give full effect to the separateness of each Series. The Manager shall take reasonable steps as are necessary to implement the provisions of this Section. Without limitation on the preceding sentence, the Manager shall maintain separate and distinct records for each Series, shall separately hold and account for the assets of each Series, and shall otherwise comply with the requirements of Section 18-215 of the Act. The Company will be dissolved, and its affairs wound up pursuant to the provisions of this Agreement. The dissolution and termination of the Company will not, in and of itself, cause or result in the dissolution or termination of the Master, LLC or any other Series.

2.4 Office and Agent. The Company will maintain its principal office at a place as the Manager may determine from time to time. The Manager will notify the Members of any change in principal office of the Company. The Registered Agent, if applicable, is the Company’s registered agent for service of process on the Company or a Person with a different address as the Manager may appoint from time to time.

LIMITED LIABILITY COMPANY AGREEMENT

2.5 Purpose of Company. The Company has been created to engage in any and all other lawful activities and transactions as may be necessary, advisable, or desirable, as determined by the Manager, in its sole discretion, to carry out the foregoing or any reasonably related activities.

2.6 Intent. It is the intent of the Members that the Company will be treated as a “corporation” for federal income tax purposes.

2.7 Qualification. The Manager shall cause the Company to qualify to do business in each jurisdiction where qualification is required. The Manager has the power and authority to execute, file and publish all certificates, notices, statements or other instruments necessary to permit the Company to conduct business as a limited liability company in all jurisdictions where the Company elects to do business.

2.8 Interest Register. The Manager shall enter the name and contact information concerning each Member on the register of Members and interest ownership (“Interest Register”) maintained by the Company or Transfer Agent. The Interest Register will be available to Each Member at request of the Manager. Each Member shall promptly provide the Manager or Transfer Agent with the information required to be set forth for that Member on the Interest Register and shall promptly notify the Manager of any change to that information. The Manager, or a designee of the Manager, including the Transfer Agent, shall update the Interest Register from time to time as necessary to accurately reflect the information therein as known by the Manager, including, without limitation, admission of new Members, but no update will constitute an amendment for purposes of Section 14.1. Any reference in this Agreement to the Interest Register will be deemed to be a reference to the Interest Register as amended and in effect from time to time.

2.9 Maintenance of Separate Existence. The Company will do all things necessary to maintain its limited liability company existence separate and apart from the existence of each Member, any Affiliate of a Member and any Affiliate of the Company, including maintaining the Company’s books and records on a current basis separate from that of any Affiliate of the Company or any other Person. In furtherance of the foregoing, the Company must (i) maintain or cause to be maintained by an agent under the Company’s control physical possession of all its books and records (including, as applicable, storage of electronic records online or in “cloud” services), (ii) account for and manage all of its liabilities separately from those of any other Person, and (iii) identify separately all its assets from those of any other Person.

2.10 Title to Company Assets. All assets of the Company will be deemed to be owned by the Company as an entity, and no Member, individually, will have any direct ownership interest in those assets. Each Member, to the extent permitted by applicable law, hereby waives its rights to a partition of the assets and, to that end, agrees that it will not seek or be entitled to a partition of any assets, whether by way of physical partition, judicial sale or otherwise, except as otherwise expressly provided in Article X.

LIMITED LIABILITY COMPANY AGREEMENT

2.11 Events Affecting a Member of the Company Title to Company Assets. The death, bankruptcy, withdrawal, insanity, incompetency, temporary or permanent incapacity, liquidation, dissolution, reorganization, merger, sale of all or substantially all the stock or assets of, or other change in the ownership or nature of a Member will not dissolve the Company.

2.12 Events Affecting the Manager. The withdrawal, bankruptcy, or dissolution of the Manager, nor the liquidation, reorganization, merger, sale of all or substantially all the stock or assets of, or other change in the ownership or nature of the Manager, will not dissolve the Company, and upon the happening of any that event, the affairs of the Company will be continued without dissolution by the Manager or any successor entity.

Article III
CAPITAL ACCOUNTS

3.1 No Further Capital Contributions. No Member will be required to make any Capital Contribution beyond that Member’s initial Capital Contribution, or lend money to the Company.

3.2 Capital Accounts.

(a) A separate capital account will be established and maintained for each Member (“Capital Account”).

(b) The Capital Account of Members will be maintained in accordance with the rules of Section 704(b) of the Code and the Treasury Regulations (including Section 1.704-1(b)(2)(iv)). The Capital Accounts will be adjusted by the Manager upon an event described in Sections 1.704-1(b)(2)(iv)(e) and (f)(5) of the Treasury Regulations in the manner described in Sections 1.704-1(b)(2)(iv)(e), (f) and (g) of the Treasury Regulations if the Manager determines that the adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company, and at other times as the Manager may determine is necessary or appropriate to reflect the relative economic interests of the Members. In determining Fair Market Value of an asset, the provisions of Section 1.704-1 of the Treasury Regulations shall be applied.

(c) If any Interest is Transferred pursuant to the terms of this Agreement, the transferee will succeed to the Capital Account and the respective Interest of the transferor to the extent the Capital Account and Interest is attributable to the Interests so Transferred.

LIMITED LIABILITY COMPANY AGREEMENT

3.3 Interest on Capital. No Member will be entitled to receive any interest on its Capital Contributions or Capital Account.

3.4 Return of Capital Contributions. Except as otherwise provided in this Agreement, no Member has any right to withdraw or reduce its Capital Contribution.

3.5 Waiver of Action for Partition. Each Member irrevocably waives, during the term of the Company and during the period of its liquidation following dissolution, any right to maintain an action for partition of the Company’s assets.

3.6 No Priorities of Members. Subject to the provisions of this Agreement, no Member will have a priority over any other Member as to any Distribution.

Article IV
MEMBERS; MEMBERSHIP CAPITAL

4.1 Admission of Members. The Company will be deemed closed when the Manager closes the fund, the maximum number of members is reached, the maximum number of total deposits is reached, and/or if the fund has passed the close date.

4.2 Limited Liability. No Member will be liable to the Company or to any other Member for (i) the performance, or the omission to perform, any act or duty on behalf of the Company, (ii) the termination of the Company and this Agreement pursuant to the terms of this Agreement, or (iii) the performance, or the omission to perform, on behalf of the Company any act in reliance on advice of legal counsel, accountants or other professional advisors to the Company. In no event will any Member (or former Member) have any liability for the repayment or discharge of the debts and obligations of the Company or be obligated to make any contribution to the Company; provided, however, that

(a) appropriate reserves may be created, accrued and charged against the net assets of the Company and proportionately against the Capital Accounts of the Members for contingent liabilities or probable losses or foreseeable expenses that are permitted under this Agreement, the reserves to be in the amounts that the Manager deems necessary or appropriate, subject to increase or reduction at the Manager’s sole discretion; and

(b) each Member may have other liabilities as are expressly provided for in this Agreement.

4.3 Nature of Ownership. Interests held by Members constitute personal property.

LIMITED LIABILITY COMPANY AGREEMENT

4.4 Shares; Membership Interests.

(a) The total of the membership Interests in the Company shall be divided into (i) Class A Ordinary Shares having the rights and preferences as set forth herein (the “Class A Ordinary Shares,” “Shares” and each a “Share”). The number of Class A Ordinary Shares shall be limited to the maximum number of Class A Ordinary shares listed offered in the Offering, plus the number of Class A Ordinary Shares which may be issued pursuant to any agreement for services to the Company.

For the avoidance of doubt, in the event that all of the Class A Ordinary Shares are not sold pursuant to the Offering, the Manager or Manager shall, upon the final closing of the Offering, issue a number of Class A Ordinary Shares to the Initial Member equal to the aggregate number of Class A Ordinary Shares that remain unsold in the Offering, as repayment in full of any and all obligations owing to the Initial Member in respect of advances made to acquire the Asset and true-up fees payable to the Initial Member. The name and mailing address of each Member or such Member’s representative shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent.

(b) Prior to the date hereof and as set forth in the Original Agreement, the Initial Member has been issued 100% of the membership interests in the Company in return for a capital contribution of $100 (the “Prior Interests”). The Prior Interest will be redeemed by the Initial Member upon the issuance of Shares to other Members

(c)  Notwithstanding any provision to the contrary in this Agreement, the Manager shall have full power and authority to schedule one or more closings to issue Class A Ordinary Shares and admit Members to the Company in accordance with the provisions of this Agreement. Any Person that acquires Class A Ordinary Shares and is admitted as a Member of the Company after the date hereof, shall, in connection with such Member’s acquisition of such Class A Ordinary Shares, pay to the Company such Member’s pro rata share of (i) any true-up fees payable by the Company to the Initial Member and (ii) any other amounts paid to the Company by the previously admitted Members, including, to the extent the Asset has been acquired prior to the admission of such Member, any amounts in respect of advances made by the Initial Member to the Company to acquire the Asset.

4.5 Shares; Membership Interests.

(a) Shares may be recorded in book entry form or may be evidenced by certificates or electronic or cryptographic tokens or coins, or in any other form, as determined by the Manager or Transfer Agent as may be permitted by the Delaware Act. Notwithstanding anything to the contrary herein, as may be required by the Depository with respect to any specific class of Shares, Shares shall not be evidenced by physical Certificates. No Member shall have the right to require the Company to issue physical Certificates representing Shares for any reason, except as may be required by applicable law.

LIMITED LIABILITY COMPANY AGREEMENT

If the Manager authorizes the issuance of Shares to any Person in the form of physical Certificates, the Company shall issue one or more Certificates in the name of such Person evidencing the number of such Shares being so issued. Certificates shall be executed on behalf of the Company by the Manager. If and to the extent a Transfer Agent has been appointed with respect to any class or series of Shares, no Certificate representing such class or series of Shares shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the Manager elects to issue Shares in global form, the Certificates representing Shares shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Shares have been duly registered in accordance with the directions of the Company.

Any or all of the signatures required on the Certificate may be by facsimile. If any officer or Transfer Agent who shall have signed or whose facsimile signature shall have been placed upon any such Certificate shall have ceased to be such officer or Transfer Agent before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were such officer or Transfer Agent at the date of issue. Certificates for any class or series of Shares shall be consecutively numbered and shall be entered on the books and records of the Company as they are issued and shall exhibit the holder’s name and number and type of Shares.

(b) If any mutilated Certificate is surrendered to the Company or the Transfer Agent, the appropriate officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Shares as the Certificate so surrendered. The appropriate officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i) makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen;

(ii) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may direct to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

LIMITED LIABILITY COMPANY AGREEMENT

(iv) satisfies any other reasonable requirements imposed by the Company.

If a Member fails to notify the Company within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a Transfer of the Shares represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, the Member shall be precluded from making any claim against the Company or the Transfer Agent for such Transfer or for a new Certificate. As a condition to the issuance of any new Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

4.6 Record Holders. The Company shall be entitled to recognize the record holder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Shares are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust Company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the record holder of such Shares.

4.7 Registration and Transfer of Shares.

(a) Any Transfer of any Shares shall only be completed subject to the compliance by the Member and the proposed transferee with all applicable laws, and in accordance with the provisions of this Agreement.

(b) Other than (i) any Transfer of Shares which is an Involuntary Transfer or (ii) any Transfer that occurs on an alternative trading system that has been approved by the Company in writing, and Transfer of Shares shall be subject to the prior written approval of the Company, which the Company may give or withhold in its sole discretion. Shares that may be staked for purposes of obtaining a loan from the Company pursuant to Section 4.17 shall not be considered a Transfer for purposes of this Agreement.

LIMITED LIABILITY COMPANY AGREEMENT

(c) The Company shall keep or cause to be kept on behalf of the Company a register (which may be in electronic form) that will provide for the registration and Transfer of Shares. The Company may appoint a Transfer Agent to act as registrar and transfer agent for the purpose of registering any class of Shares and Transfers of such class of Shares as herein provided. For Shares represented by Certificates, upon surrender of a Certificate for registration of Transfer of any Shares evidenced by a Certificate, the appropriate Officers of the Company shall execute and deliver, and in the case of Shares for which a Transfer Agent has been appointed, the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the Record Holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Shares as were evidenced by the Certificate so surrendered, provided that a transferor shall provide the address and facsimile number for each such transferee as set forth on Exhibit A at any time.

(d) The Company shall not recognize any Transfer of Shares evidenced by Certificates until the Certificates evidencing such Shares are surrendered for registration of Transfer. No charge shall be imposed by the Company for such Transfer; provided, that as a condition to the issuance of Shares, whether or not such Shares are evidenced by Certificates, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(e) By acceptance of the Transfer of any Share, each transferee of a Share (including any nominee holder or an agent or representative acquiring such Shares for the account of another Person) (i) shall be admitted to the Company as a Member with respect to the Shares so Transferred to such transferee when any such Transfer or admission is reflected in the books and records of the Company or the Transfer Agent, as applicable, (ii) shall be deemed to agree to be bound by the terms of this Agreement, (iii) shall become the Record Holder of the Shares so transferred, (iv) grants powers of attorney to the Officers of the Company and any Liquidating Trustee, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The Transfer of any Shares and the admission of any new Member shall not constitute an amendment to this Agreement.

(f) Nothing contained in this Agreement shall preclude electronic book-entry only Transfer of Shares or the settlement of any transactions involving Shares entered into through electronic systems maintained by the Manager on behalf of the Company, facilities of the Depository or any National Securities Exchange on which such Shares are listed for trading.

LIMITED LIABILITY COMPANY AGREEMENT

4.8 Voting.

(a) Each Share shall be entitled to and shall constitute one (1) vote.

(b) In determining any action or other matter to be undertaken by or on behalf of the Company, each Member shall be entitled to cast a number of votes equal to the number of Voting Shares that such Member holds, with the power to vote, at the time of such vote unless otherwise set forth in this Agreement. Unless otherwise set forth in this Agreement, or otherwise required by the Delaware Act, the taking of any action by the Company which required a vote of the Members as set forth above shall be authorized by the affirmative vote of a majority of the Voting Shares, subject to any approval of the Manager as required herein.

(c) Notwithstanding the forgoing, any Class A ordinary shares issued to any Affiliate of the Manager pursuant to a services agreement, or otherwise held by any Affiliate of the Manager (the “Manager Shares”), shall not, while such Shares are Beneficially Owned by any Affiliate of the Manager, be entitled to vote on any matter on which the Class A Members are entitled or required to vote hereunder or pursuant to the Delaware Act, and shall not be considered in determining the existence of a quorum or in the total number of votes available or required hereunder or pursuant to the Delaware Act. Once the Company Shares, if any, are Transferred to any Person who is not an Affiliate of the Manager, the Company Shares shall thereafter have all voting rights that any other Voting Shares held by any Class A Member have hereunder or pursuant to the Delaware Act. In the event that the Delaware Act or any other law requires, at any time, that the Company Shares vote on any matter notwithstanding the provisions herein, the Company Shares shall be required to be, and shall be, voted in the same proportion as the Voting Shares that are not Company Shares are voted by the Class A Members.

(d) In addition to the other matters on which the Members holding Voting Shares have the right to vote as set forth herein, the approval of Members holding a majority of the Voting Shares shall be required for the Company to undertake any of the following actions, except as otherwise set forth herein:

(i) acquiring any additional material assets, other than those incidental to the direct or indirect ownership, maintenance and promotion of assets previously acquired, or the eventual sale of assets previously acquired, and other than the ownership of any equity or membership interests of any subsidiary of the Company which owns or holds assets on behalf of the Company;

(ii) conducting any business activities, except for activities relating to its direct or indirect investment in assets, and the ownership, maintenance and promotion of assets or the eventual sale of assets; and

LIMITED LIABILITY COMPANY AGREEMENT

(iii) incurring any material loans or material borrowing arrangements to be entered into by the Company as a debtor other than those incidental to the direct or indirect investment in the Asset and the ownership, maintenance and promotion of assets or the eventual sale of assets;

(iv) amending, waiving or failing to comply with any material provision of this Agreement, including amending this Agreement to increase the number of Shares that may be issued hereunder; and

(e) The Company will own the Asset for an indefinite period and may sell the Asset at any time following the final closing of the Offering.

(f) In any vote of the Voting Members pursuant to Section 4.8(d), any Shares that are Beneficially Owned by the Initial Member or any Affiliate of the Initial Member, shall not be entitled to vote of any such matter and shall not be considered in determining the total number of votes available or required hereunder or pursuant to the Delaware Act, provided, however, that, in the event that the Delaware Act or any other law requires that such Shares that are Beneficially Owned by the Initial Member or any Affiliate of the Initial Member vote on any matter notwithstanding this Section 2.8(f), such Shares shall be required to be, and shall be, voted in the same proportion as the Voting Shares that are Beneficially Owned by Members holding Voting Shares other than the Initial Member or any Affiliate of the Initial Member.

4.9 Removal or Replacement of a Manager. Any Manager, as selected by the Initial Member, may only be removed or replaced (i) without “Cause” at any time by a majority of the Manager or (ii) for “Cause” and only upon the approval of Voting Members holdings at least two-thirds of the Voting Shares. For purposes herein, “Cause” shall mean:

(a) the commission by the applicable Manager of fraud, gross negligence or willful misconduct;

(b)  the conviction of the applicable Manager of a felony;

(c)  a material violation by the applicable Manager of any applicable law that has a material adverse effect on the business of the Company;

(d) the bankruptcy or insolvency of the applicable Manager.

4.10 Admission of Members after Closing. Except as provided in Article VIII, following the first Closing and a “cooling off” period of 2 weeks, additional Interests may be issued for up to 6 months after the first Closing, if and only if the additional Interests are those Interests that were authorized (not include those reserved for the Manager) but not sold upon the first Closing.

LIMITED LIABILITY COMPANY AGREEMENT

4.11 Dealing with Third Parties. Unless admitted to the Company as a Member, as provided in this Agreement, no Person will be considered a Member. The Company and the Manager need deal only with Persons admitted as Members. The Company and the Manager will not be required to deal with any other Person (other than with respect to distributions to assignees pursuant to assignments in compliance with Article VI) merely because of an assignment or transfer of any Interest (to that Person whether by reason of the Incapacity of a Member or otherwise; provided, however, that any Distribution by the Company to the Person shown on the Company’s records as a Member or to its legal representatives, or to the assignee of the right to receive the Company’s Distributions as provided in this Agreement, will relieve the Company and the Manager of all liability to any other Person who may be interested in that Distribution by reason of any other assignment by the Member or by reason of its Incapacity, or for any other reason.

4.12 Membership Capital. Upon Closing, each participating Member shall make a Capital Contribution in an amount equal to its accepted “Commitment” in exchange for an Interest.

(a) No Member will be paid interest on any Capital Contribution to the Company or on that Member’s Capital Account.

(b) No Member has any right to demand the return of its Capital Contribution, except upon dissolution of the Company pursuant to Article X.

(c) No Member has the right to demand property other than Asset Securities in return for its Capital Contribution, except upon dissolution of the Company pursuant to Article VII.

4.13 Members are not Agents. Pursuant to Article V of this Agreement, the management of the Company is vested in the Manager. No Member has any right to participate in the management of the Company except as expressly authorized by the Act or this Agreement. No Member, acting solely in the capacity of a Member, is an agent of the Company, nor does any Member, unless expressly and duly authorized in writing to do so by the Manager, have any power or authority to bind or act on behalf of the Company in any way, to pledge its credit, to execute any instrument on its behalf or to render it liable for any purpose.

4.14 Expenses.

(a) The Company may retain amounts contributed by the Member toward expenses of the Company in an account in its name as needed. All organizational and operating expenses of the Company will be paid by the Company (excluding any regulatory expenses, or other costs incurred by the Manager in connection with its daily operations, including but not limited to salary and other payments to employees or officers of the Manager).

LIMITED LIABILITY COMPANY AGREEMENT

(b) The Company will pay or will be responsible for certain formation and dissolution costs and expenses incurred by it or on its behalf, including:

(i) out-of-pocket expenses that are associated with disposing of the Asset, including transactions not completed;

(ii) extraordinary expenses, if any (such as certain valuation expenses, litigation and indemnification payments);

(iii) interest on borrowed money, investment banking, financing and brokerage fees and expenses, if any; and

(iv) expenses incurred in connection with the winding up or liquidation of the Company (other than liquidation expenses permissible under Article X);

(v) expenses incurred in connection with the winding up or liquidation of the Company (other than liquidation expenses permissible in the Operating Agreement), expenses incurred in connection with any amendments to the constituent documents of the Company and related entities, including the Manager; and

(vi) expenses incurred in connection with the distributions to the Members and in connection with any meetings called by the Manager.

4.15 Nature of Obligations between Members. Except as otherwise expressly provided, nothing contained in this Agreement will be deemed to constitute any Member, in that Member’s capacity as a Member, an agent or legal representative of any other Member or to create any fiduciary relationship between Members for any purpose whatsoever, apart from obligations between the members of a limited liability company as may be created by the Act. Except as otherwise expressly provided in this Agreement, a Member has no authority to act for, or to assume any obligation or responsibility on behalf of, any other Member or the Company.

4.16 Status Under the Uniform Commercial Code. All Interests in the Company will be securities governed by Article 8 of the Uniform Commercial Code as in effect from time to time in the State of Delaware. The Interests are not evidenced by certificates, and will remain not evidenced by certificates. The Company is not authorized to issue certificated Interests. The Company will keep a register of the Members’ Interests, in which it will record all Transfers of Members’ Interests made in accordance with Article VIII of this Agreement.

LIMITED LIABILITY COMPANY AGREEMENT

4.17 Members Benefit. Subject to the provisions of this Agreement, each Member may access a limited amount of capital from the Company on terms and conditions no less favorable to the Company than would be available from unaffiliated third parties, as determined by the Manager. Any such capital to a Member by the Company shall be secured by a portion of such Member’s Shares. The duration and specific terms of this benefit to the Members shall be determined in the sole discretion of the Manager. The Initial Member, or its Affiliates, shall have the obligation to reimburse the Company for any losses incurred as the result of this Section 4.17. The funds to operate this member benefit will be available to the Company as the result of the Technology Provider deferring its fees for one year.

Article V
MANAGEMENT AND CONTROL OF THE COMPANY

5.1 Management. Management of the Company is vested in the Manager. The Manager will instruct the Company to follow an administrative services agreement regarding any decisions the Company may be asked to make as holder of the Asset. Except as otherwise provided in this Agreement and subject to the provisions of the Act, the Manager has all power and authority to exclusively manage the Company and all of its operations.

(a) The Manager may agree to (i) delegate any matters or actions that it is authorized to perform under this Agreement to employees or agents of the Manager or third Persons and (ii) appoint any Persons, with titles as the Manager may select, to act on behalf of the Company, with power and authority as the Manager may delegate from time to time. Any delegation may be rescinded at any time by the Manager.

(b) The Manager shall execute a technology services agreements with the Technology Provider. The Technology Provider shall charge a fee based on the cost of Asset upon the closing of the Offering (“Platform Fee”). The Technology Provider may defer the Platform Fee in its sole discretion. While the Platform Fee payment is deferred the Company may make these funds available to Members as outlined in Section 4.17.

(c) The Manager shall enter into a services agreement (the “Curator Agreement”) with Freeport Curation LLC (the “Curator”) in form and substance as reasonably determined by the Initial Member or the Manager. The Curator will receive a fee upon the closing of the Offering for services provided under the Curator Agreement (“Sourcing Fee”). The Curator shall be due a disposition charge of 10% of the profits of the Company’s sale of the Asset (“Disposition Fee”). For the purposes of the calculating the Disposition Fee, the definition of “profit” means the sale price of the Asset reduced by (i) the expenses associated with the transfer or disposition of Asset and (ii) the initial purchase price of the Asset.

LIMITED LIABILITY COMPANY AGREEMENT

(d) Third parties dealing with the Company may rely conclusively upon any certificate of the Manager to the effect that it is acting on behalf of the Company. The signature of the Manager will be sufficient to bind the Company in every manner to any agreement or on any document.

(e) The Manager may resign at any time upon five days’ prior written notice to the Members. Upon resignation, Freeport Holdings Series LLC (the “Parent LLC”) may appoint a successor Manager. The resignation or removal of the Manager will not dissolve the Company. The Manager will not be required to return any fee previously paid. The provisions of this Section 5.1(d) may not be amended or waived without the written Consent of the Parent LLC.

5.2 Duties and Obligations of the Manager.

(a) The Manager shall take all action that may be necessary or appropriate for the continuation of the Company’s valid existence and authority to do business as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which authority to do business is, in the judgment of the Manager, necessary or advisable.

(b) The Manager shall prepare or cause to be prepared and shall file on or before the due date (or any extension) any federal, state or local tax returns required to be filed by the Company.

(c) The Manager shall cause the Company to pay any taxes or other governmental charges levied against or payable by the Company; provided, however, that the Manager will not be required to cause the Company to pay any tax so long as the Manager or the Company is in good faith and by appropriate legal proceedings contesting the validity, applicability or amount the tax and the contest does not materially endanger any right or interest of the Company. If deemed appropriate or necessary by the Manager, the Company may establish reasonable reserves to fund its actual or contingent obligations under this Section 5.2(c).

LIMITED LIABILITY COMPANY AGREEMENT

(d) Notwithstanding anything in this Agreement to the contrary, the Manager does not, and will not owe any fiduciary duties of any kind whatsoever to the Company, or to any of the Members, by virtue of its role as the Manager, including, but not limited to, the duties of due care and loyalty, whether those duties were established as of the date of this Agreement or any time hereafter, and whether established under common law, at equity or legislatively defined. It is the intention of the Parties that those fiduciary duties be affirmatively eliminated as permitted by Delaware law and under the Act and the Members hereby waive any rights with respect to those fiduciary duties.

(e) Notwithstanding any other provision of this Agreement or otherwise applicable provision of law or equity, whenever in this Agreement, the Manager is permitted or required to make a decision (i) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the Manager will be entitled to consider only those interests and factors as it desires, including its own interests, and will, to the fullest extent permitted by applicable law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or the Members, or (ii) in its “good faith” or under another expressed standard, the Manager shall act under that express standard and will not be subject to any other or different standards. Unless otherwise expressly stated, for purposes of this Section 5.2(f), the Manager will each be deemed to be permitted or required to make all decisions hereunder in its sole discretion.

5.3 Rights or Powers of Members. Except as expressly provided otherwise in this Agreement or by operation of law, the Members (as members of the Company) will have no rights or powers to take part in the management and control of the Company and its business and affairs and will have no power or authority to act for the Company, or bind the Company under agreements or arrangements with third parties as Members. The Members will have the right to vote only on the matters explicitly set forth in this Agreement.

LIMITED LIABILITY COMPANY AGREEMENT

5.4 The Manager May Engage in Other Activities. Subject to the terms of Managerial Services Agreement between the Manager and the Company, the Manager is not obligated to devote all of its time or business efforts to the affairs of the Company, provided that the Manager shall devote the time, effort and skill as it determines in its sole discretion may be necessary or appropriate for the proper operation of the Company. Subject to the foregoing, the Manager may have other business interests and may engage in other activities in addition to those related to the Company. The Manager and its respective Affiliates may acquire interests in the Company or other Company’s managed or administered by the Manager or its respective Affiliates. The Manager and its respective Affiliates may acquire or possess interests in an Asset and the interests may be of a different class or type, with different rights and preferences, than those held by the Company. Likewise, Manager and its respective Affiliates may acquire or possess interests in other companies or business ventures that are competitive with an Asset or the Company. Neither the Company nor any Member will have the right, by virtue of this Agreement, to share or participate in other investments or activities of the Manager or to the income derived therefrom.

Except as expressly set forth in this Agreement, the Manager and its respective Affiliates may engage in or possess any interest in other business ventures of any kind, nature or description, independently or with others, whether those ventures are competitive with the Company or otherwise.

5.5 Liability for Certain Acts. The Manager shall exercise its business judgment in managing the business operations and affairs of the Company. The Manager will not be liable or obligated to the Members for any loss of investment or operations, or mistake of fact or judgement unless fraud, gross negligence, willful misconduct or a wrongful taking is proven by a court of competent jurisdiction. The Manager does not guarantee, in any way, the return of any Member’s Capital Contribution or a profit for the Members from the operation of the Company.

5.6 Manager Compensation. The Company shall enter into an administrative services agreement (the “Managerial Services Agreement”) with Freeport Services LLC (the “Manager”) in form and substance as reasonably determined by the Initial Member. The Manager will ensure the Asset is properly maintained during the duration of the Company. The Company has authorized the Manager to administer all day-to-day operations of the Company. Any amendment to the Manager Services Agreement that would be adverse or detrimental to the interests of members of the Company must be approved by holders of a majority of voting shares. Any termination of the Managerial Services Agreement will require the prior written consent of Freeport Holdings Series, LLC. Subject to the terms and conditions herein, all decisions regarding the management and operations of the Company shall be made by the Manager, provided, however, that the Manager shall have all power and authority to take any and all actions necessary to effectuate the intent and purpose of the Administrative Services Agreement and the Manager may designate any Officers of the Company (the “Officers”) to have control or authority with respect to one or more decisions or areas of operation, and may include such limitations or restrictions on such power as they may deem reasonable. In exchange for these services and as reimbursement for ordinary and necessary expenses, the Company pay the Manager a fee (the “Management Fee”). The Management Fee shall consist of a fee in the form of Class A shares of the Series LLC amounting to 1.5% of such individual series’ total Class A shares outstanding after giving effect to such issuance, per annum, commencing on the final closing (“Closing Date”) of the offering by the individual series of Class A Ordinary Shares for sale to the public pursuant to Regulation A under the Securities Act of 1933, as amended or, in any replacement offering of Class A Ordinary Shares. The Series LLC shall pay the Management Fee on an annual basis beginning on January 1. The first year being paid on a pro rata basis from the Closing Date until December 31 while the Manager shall return the pro rata Management Fee in the year that the art asset is sold. The Manager shall only charge the Series LLC the Management fee for 15 (fifteen) years from the Closing Date.

LIMITED LIABILITY COMPANY AGREEMENT

Article VI
TAX MATTERS

The Company will make an election on IRS Form 8832 for each Series to be treated as an association taxable as a corporation under Subchapter C of the Code and not as a “partnership” under Subchapter K of the Code.

Article VII
DISTRIBUTIONS

7.1 Generally. The Company will first use available assets to repay outstanding debts and obligations, if any, of the Company. Then, subject to Section 7.6, the Company will make Distributions, at times and intervals as the Manager will determine. Amounts initially apportioned to the Manager will be distributed to the Manager, and amounts initially apportioned to a Member will be distributed to that Member, in the following proportions and order of priority:

(a) First, payment of accrued and unpaid fees, costs, and liabilities, applicable taxes, and any costs related to the transfer or disposition of the asset, which, for the avoidance of doubt, includes the Disposition Fee; and

(b) Second, to the Members pro rata based on the percent ownership of the series (which, for the avoidance of doubt, will include the Manager as they will have received shares for its management);

The Manager may, in its sole discretion, share with one or more Persons all or any portion of any Distribution made to the them under Section 7.1(b). For the avoidance of doubt, any expenses relating to brokerage commissions, escrow fees, custodial fees, and any other costs relating to the transfer of Asset or other assets to the Members following a Liquidity Event (“Distribution Expenses”) will be paid by the Company prior to any Distributions. The amount of assets that are distributable to the Member’s will be net of those expenses.

LIMITED LIABILITY COMPANY AGREEMENT

7.2 Return of Distributions. Any Member receiving a Distribution in violation of the terms of this Agreement shall return that Distribution (or cash equal to the net fair value of any property so distributed, determined as of the date of Distribution) promptly following the Member’s receipt of a request to return the Distribution from the Manager or from any other Member. No third party will be entitled to rely on the obligations to return Distributions set forth in this Agreement or to demand that the Company or any Member make any request for any return.

7.3 Form of Distribution. Distributions pursuant to this Article VII will be comprised of Distributable Cash connection with a Liquidity Event.

7.4 Amounts Withheld. Any amounts withheld with respect to a Member pursuant to any federal, state, local or foreign tax law from a Distribution by the Company to the Member will be treated as paid or distributed, as the case may be, to the Member for all purposes of this Agreement. In addition, the Company may withhold from Distributions amounts deemed necessary, in the sole discretion of the Manager, to be held in reserve for payment of accrued or foreseeable permitted expenses of the Company. Each Member hereby agrees to indemnify and hold harmless the Company from and against any liability with respect to income attributable to or Distributions or other payments to that Member. Any other amount that the Manager determines is required to be paid by the Company to a taxing authority with respect to a Member pursuant to any federal, state, local or foreign tax law in connection with any payment to or tax liability (estimated or otherwise) of the Member shall be treated as a loan from the Company to that Member. If that loan is not repaid within 30 days from the date a Manager notifies that Member of that withholding, the loan will bear interest from the date of the applicable notice to the date of repayment at a rate at the lesser of (a) the one-month LIBOR plus 4% or (b) the maximum legal interest rate under applicable law, compounded annually. In addition to all other remedies the Company may have, the Company may withhold Distributions that would otherwise be payable to that Member and apply that amount toward repayment of the loan and interest. Any payment made by a Member to the Company pursuant to this Section 7.6 will not constitute a Capital Contribution. The Company may have the right to withhold any additional amount based on capital provided to Members during the duration of the Company.

7.5 Member Giveback. Except as required by applicable law, Section 7.3, or Section 7.6, no Member will be required to repay to the Company, any Member, or any creditor of the Company, all or any part of the Distributions made to that Member.

7.6 No Creditor Status. A Member will not have the status of, and is not entitled to the remedies available to, a creditor of the Company with regard to Distributions that the Member becomes entitled to receive pursuant to this Agreement and the Act.

LIMITED LIABILITY COMPANY AGREEMENT

7.7 Limitations on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a Distribution to any Member on account of its Interest if the Distribution would violate the Act or other applicable law.

Article VIII
TRANSFERS

8.1 Transfers. Any transfer of any shares shall only be completed subject to the compliance by the Member and the proposed transferee with all applicable laws; and may only be completed in accordance with the provisions of this Agreement.

Article IX
RECORDS, REPORTS AND TAXES

9.1 Books and Records. The Manager will maintain all of the information required to be maintained by the Act at the Company’s principal office, with copies available at all times during normal business hours for inspection and copying upon reasonable notice by any Member or its authorized representatives for any purpose reasonably related to that Member’s status as a member, including as applicable:

(a) true and full information regarding the status of the business and financial condition of the Company;

(b) promptly after becoming available, a copy of the Company’s federal, state and local income tax returns, if any, for each Fiscal Year;

(c) a current list of the full name and last known business, residence or mailing address of that Member and each Manager;

(d) a copy of this Agreement and all amendments, together with executed copies of (i) any powers of attorney and (ii) any other document pursuant to which this Agreement or any amendments have been executed or have been deemed to be executed; and

(e) true and full information regarding the amount of cash contributed by that Member and the date on which that Member became a Member.

LIMITED LIABILITY COMPANY AGREEMENT

9.2 Reports.

(a) Governmental Reports. The Company will file all documents and reports required to be filed with any governmental agency in accordance with the Act.

(b) Tax Reports. The Company will prepare and duly and timely file, at the Company’s expense, all tax returns required to be filed by the Company. The Manager will send or cause to be sent to each Member within 90 days after the end of each Fiscal Year, or a later date as determined in the discretion of the Manager, information relating to the Company as is necessary for the Member to complete its federal, state and local income tax returns that include that Fiscal Year.

9.3 Tax Representative. The Manager will be the “tax representative” for the Company.

9.4 Confidentiality. All information concerning the business, affairs and properties of the Company and all of the terms and provisions of this Agreement will be held in confidence by each Manager and Member and their respective Affiliates, subject to any obligation to comply with

(a) any applicable law,

(b) any rule or regulation of any legal authority or securities exchange,

(c) any subpoena or other legal process to make information available to the Persons entitled thereto or

(d) the enforcement of that Party’s rights under this Agreement (or under any employment agreement with that Member, if any) in any legal process, arbitration, as a Member, Manager, or employee, as applicable.

Confidentiality will be maintained until that time, if any, as the confidential information either is, or becomes, published or a matter of public knowledge (other than as a result of a breach of this Section 9.6); provided that each Party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the transactions, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Code, is not intended to be affected by the foregoing provisions of this sentence.

Notwithstanding this Section 9.6, the Manager may use confidential information about the Company and its Members in data aggregation, so long as the data use does not include the disclosure of information that could reasonably be used to identify any Member.

LIMITED LIABILITY COMPANY AGREEMENT

Article X
DISSOLUTION AND LIQUIDATION

10.1 Dissolution. The Company will be dissolved, its assets disposed of and its affairs wound up upon any of the following:

(a) the final Distribution of the net assets of the Company to the Members; or

(b) entry of a judicial decree of dissolution of the Company pursuant to the Act.

10.2 Date of Dissolution. Dissolution of the Company will be effective on the day on which the event occurs giving rise to the dissolution, but the Company will not terminate until the assets of the Company have been liquidated and distributed as provided in this Agreement. Prior to a dissolution pursuant to Section 10.1, the Manager, in its sole discretion, may extend the period of time between the date of Closing and the Outside Date by unlimited successive one-year periods. Notwithstanding the dissolution of the Company, prior to the termination of the Company, the business of the Company and the rights and obligations of the Members will continue to be governed by this Agreement.

10.3 Winding Up. Upon the occurrence of any event specified in Section 10.1, the Company will continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, satisfying the claims of its creditors, and distributing any remaining assets in cash or in kind, to the Members in accordance with this Agreement.

The Liquidating Trustee will be responsible for overseeing the winding up and liquidation of the Company and will cause the Company to sell or otherwise liquidate all of the Company’s assets except to the extent the Liquidating Trustee determines to distribute any assets to the Members in kind, discharge or make provision for all liabilities of the Company and all costs relating to the dissolution, winding up, and liquidation and distribution of assets, establish reserves as may be necessary to provide for contingent liabilities of the Company (for purposes of determining the Capital Accounts of the Members, the amounts of those reserves will be deemed to be an expense of the Company and will be deemed income to the extent it ceases to be reserved), and distribute the remaining assets to the Members, in the manner specified in Section 10.4. The Liquidating Trustee will be allowed a reasonable time for the orderly liquidation of the Company’s assets and discharge of its liabilities, so as to preserve and upon disposition maximize, to the extent possible, the value of the Company’s assets.

LIMITED LIABILITY COMPANY AGREEMENT

10.4 Liquidation. The Company’s assets, or the proceeds from the liquidation of the Company’s assets, will be paid or distributed in the following order:

(a) first, to creditors to the extent otherwise permitted by applicable law in satisfaction of all liabilities and obligations of the Company, including expenses of the liquidation (whether by payment or the making of reasonable provision for payment), other than liabilities for which reasonable provision for payment has been made and liabilities, if any, for Distributions to Members;

(b) next, to the establishment of those reserves for contingent liabilities of the Company as are deemed necessary by the Liquidating Trustee (other than liabilities for which reasonable provision for payment has been made and liabilities, if any, for Distribution to Members and former Members under the Act);

(c) next, to Members and former Members in satisfaction of any liabilities for Distributions under the Act, if any;

(d) next, to the Members, on a pro rata basis in the order of priority set forth in Section 7.1.

10.5 No Liability. Notwithstanding anything in this Agreement to the contrary, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations, if any Member has a negative Capital Account balance (after giving effect to all contributions, Distributions, allocations and other Capital Account adjustments for all Fiscal Years, including the Year in which that liquidation occurs), neither that Member nor any Manager will have any obligation to make any contribution to the capital of the Company, and the negative balance of that Member’s Capital Account will not be considered a debt owed by that Member or any Manager to the Company or to any other Person for any purpose; provided, however, that nothing in this Section 10.6 will relieve any Member from any liability under any promissory note or other affirmative commitment that Member has made to contribute capital to the Company.

10.6 Limitations on Payments Made in Dissolution. Except as otherwise specifically provided in this Agreement, each Member will be entitled to look only to the assets of the Company for Distributions (including Distributions in liquidation) and the Parties will have no personal liability for any Distributions.

10.7 Certificate of Cancellation. Upon completion of the winding up of the Company’s affairs, the Manager will file a Certificate of Cancellation, as applicable.

LIMITED LIABILITY COMPANY AGREEMENT

Article XI
LIMITATION OF LIABILITY; STANDARD OF CARE; INDEMNIFICATION

11.1 Limitation of Liability. Unless explicitly agreed upon, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, will be solely the debts, obligations and liabilities of the Company, and will not be those of the Members, or the Covered Persons.

11.2 Standard of Care. Neither the Members nor the Covered Persons will have any personal liability whatsoever to the Company, any Member, or their Affiliates on account of that Person’s role within the Company, or by reason of that Person’s acts or omissions in connection with the conduct of the business of the Company so long as that Person acts in good faith for a purpose which the Person reasonably believes to be in, or not opposed to, the best interests of the Company. Notwithstanding the preceding, nothing contained in this Agreement will protect that Person against any liability to which that Person would otherwise be subject by reason of (a) any act or omission of that Person that involves gross negligence, willful misconduct, bad faith, fraud, or willful and material breach of a material provision of the Operating Agreement or management agreement or (b) any transaction from which that Person or its Affiliate derives any improper personal benefit.

11.3 Indemnification. To the fullest extent permitted by applicable law, the Covered Persons, including the Manager, will be entitled, out of the Company assets, to be indemnified against and held harmless from any and all liabilities, judgments, obligations, losses, damages, claims, actions, suits or other proceedings (whether under the Securities Act, the Commodity Exchange Act, as amended, or otherwise, civil or criminal, pending or threatened, before any court or administrative or legislative body, and as the same are accrued, in which an Indemnitee may be or may have been involved as a party or otherwise or with which he, she or it may be or may have been threatened, while in office or thereafter (a “Proceeding”)) and reasonable costs, expenses and disbursements (including legal and accounting fees and expenses) of any kind and nature whatsoever (collectively, “Covered Losses”) that may be imposed on, incurred by, or asserted at any time against an Indemnitee (whether or not indemnified against by other parties) in any way related to or arising out of this Agreement, the administration of the Company, or the action or inaction of an Indemnitee (including actions or inactions pursuant to Article X on the Company’s dissolution or termination) or under contracts with the Company, except that the Covered Persons will not be entitled to indemnity for Covered Losses with respect to any matter as to which an Indemnitee has been finally adjudicated in any action, suit, or other proceeding, or otherwise by a court of competent jurisdiction, to have committed an act or omission involving his, her or its own gross negligence, willful misconduct, bad faith, fraud, or reckless disregard of his, her or its obligations under this Agreement. The indemnities contained in this Article XI will survive the termination of this Agreement.

LIMITED LIABILITY COMPANY AGREEMENT

11.4 Contract Right; Expenses. The right to indemnification conferred in this Article XI will be a contract right. A Covered Person’s right to indemnification under this Agreement includes the right to require the Company to advance the expenses incurred by that Covered Person in defending any Proceeding in advance of its final disposition subject to an understanding to return the amount so advanced if it is ultimately determined that the Covered Person has not met the standard of conduct required for indemnification.

11.5 Nonexclusive Right. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article XI will not be exclusive of any other right which any Person may have or later acquire under any statute or agreement, or under any insurance policy obtained for the benefit of any Manager, Tax Representative or officer of the Company.

11.6 Severability. If any provision of this Article XI is determined to be unenforceable in whole or in part, that provision will nonetheless be enforced to the fullest extent permissible, it being the intent of this Article XI to provide indemnification to all Persons eligible under this Agreement to the fullest extent permitted by applicable law.

11.7 Insurance. The Manager may cause the Company to purchase and maintain insurance on behalf of any Covered Person who is or was an agent of the Company against any liability asserted against that Covered Person capacity as an agent.

Article XII
REPRESENTATIONS, WARRANTIES AND COVENANTS

12.1 Representations and Warranties of the Members. Each Member is fully aware that the Company and the Manager are relying upon the truth and accuracy of the following representations by each of the Members. Each of the Members hereby represents, warrants, and covenants to the Manager and the Company that:

(a) In the case of any entity, it has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of organization with full power and authority to enter into and to perform this Agreement in accordance with its terms or (ii) in the case of an individual, he or she has the full legal capacity to enter into and to perform this Agreement in accordance with its terms;

(b) This Agreement is a legal, valid, and binding obligation of that Member, enforceable against that Member in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights, and subject, as to enforceability, to the effect of general principles of equity;

LIMITED LIABILITY COMPANY AGREEMENT

(c) Its Interest is being acquired for its own account, for investment and not with a view to the distribution or resale, subject, however, to any requirement of law that the disposition of its property will at all times be within its control;

(d) It is not a participant-directed defined contribution plan;

(e) It is not an “investment company” registered under the Investment Company Act;

(f) If it is a “benefit plan investor” under Section 3(42) of ERISA, it has identified itself as the same in writing to the Manager, its purchase and holding of its Interest is permissible under the documents governing the investment of its assets and under ERISA and the Code;

(g) It will conduct its business and affairs (including its investment activities) in a manner that it will be able to honor its obligations under this Agreement;

(h) It has had the opportunity to consult with legal counsel of its choice and has read and understands this Agreement.

Article XIII
POWER OF ATTORNEY

13.1 Function of Power of Attorney. Each Member, by its execution of this Agreement, hereby irrevocably makes, constitutes and appoints each of the Manager and the Liquidating Trustee, if any, in the capacity as Liquidating Trustee (each is referred to as the “Attorney”), as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file:

(a) this Agreement and any amendment to this Agreement that has been adopted as provided in this Agreement;

(b) the original Certificate of Formation and all amendments required or permitted by law or the provisions of this Agreement;

(c) all instruments or documents required to effect a transfer of Interest;

LIMITED LIABILITY COMPANY AGREEMENT

(d) all certificates and other instruments deemed advisable by the Manager or the Liquidating Trustee, if any, to carry out the provisions of this Agreement, and applicable law or to permit the Company to become or to continue as a limited liability company wherein the Members have limited liability in each jurisdiction where the Company may be doing business;

(e) all instruments that the Manager or the Liquidating Trustee, if any, deems appropriate to reflect a change, modification or termination of this Agreement or the Company in accordance with this Agreement including, the admission of additional Members or substituted members pursuant to the provisions of this Agreement, as applicable;

(f) all fictitious or assumed name certificates required or permitted to be filed on behalf of the Company;

(g) all conveyances and other instruments or papers deemed advisable by the Manager or the Liquidating Trustee, if any, including, those to effect the dissolution and termination of the Company (including a Certificate of Cancellation );

(h) all other agreements and instruments necessary or advisable to consummate any purchase of Asset; and

(i) all other instruments or papers that may be required or permitted by law to be filed on behalf of the Company.

13.2 Additional Functions. The foregoing power of attorney:

(a) is coupled with an interest, is irrevocable and will survive the subsequent death, Disability or Incapacity of any Member or any subsequent power of attorney executed by a Member;

(b) may be exercised by the Attorney, either by signing separately as attorney-in-fact for each Member or by a single signature of the Attorney, acting as attorney-in-fact for all of them;

(c) will survive the delivery of an assignment by a Member of all or any portion of its Interest; except that, where the assignee of all of that Member’s Interest has been approved by the Manager for admission to the Company, as a Substituted Member, the power of attorney of the assignor will survive the delivery of that assignment for the sole purpose of enabling the Attorney to execute, swear to, acknowledge and file any instrument necessary or appropriate to effect that substitution.

13.3 Delivery of Power of Attorney. Each Member must execute and deliver to the Manager within 5 days after receipt of the Manager’s request, any further designations, powers-of-attorney and other instruments as the Manager reasonably deems necessary to carry out the terms of this Agreement.

LIMITED LIABILITY COMPANY AGREEMENT

Article XIV
MISCELLANEOUS

14.1 Ministerial and Administrative Amendments. Notwithstanding the limitations of this Section 14.1, ministerial or administrative amendments as may in the discretion of the Manager be necessary or appropriate, and those amendments as may be required by law, may be made from time to time without the Consent of any of the Members; provided, however, that no amendment will be adopted pursuant to this Section 14.1 unless that amendment would not alter, or result in the alteration of, the limited liability of the Members or the status of the Company as a “partnership” for federal income tax purposes.

14.2  Amendment Recordation. Upon the adoption of any amendment to this Agreement, the amendment will be executed by the Manager and, if required, will be recorded in the proper records of each jurisdiction in which recordation is necessary for the Company to conduct business. Any adopted amendment may be executed by the Manager on behalf of the Members pursuant to the power of attorney granted in Section 13.1.

14.3 Offset Privilege. The Company may offset against any monetary obligation owing from the Company to any Members or Manager any monetary obligation then owing from that Member or Manager to the Company; provided, however, that the offset right will only apply to any monetary obligation owed to that Member or Manager in their capacity as a Member or Manager.

14.4 Notices.

(a) Any notice or other communication to be given to the Company, the Manager or any Member in connection with this Agreement will be in writing and will be delivered or mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or messenger.

(b) Each Member hereby acknowledges that the Manager is entitled to transmit to that Member exclusively by e-mail (or other means of electronic messaging) all notices, correspondence and reports, including, but not limited to, that Member’s Schedule K-1s.

LIMITED LIABILITY COMPANY AGREEMENT

(c) Each notice or other communication to the Manager will for purposes of this Agreement be treated as effective or having been given upon the earlier of:

(i) receipt,

(ii) the date transmitted by email, with evidence of transmission from the transmitting device,

(iii) acknowledged receipt,

(iv) when delivered in person,

(v) when sent by electronic facsimile transfer or electronic mail at the number or address set forth below and receipt is acknowledged by the Manager,

(vi) one business day after having been dispatched by a nationally recognized overnight courier service if receipt is evidenced by a signature of a person regularly employed or residing at the address set forth below for that Party or

(vii) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid.

(d) Any notice must be given, if (x) to the Company, to the Company’s email address, to the attention of the Manager and (y) to any Member or Manager, to that Member’s or Manager’s address or number specified in the records of the Company. Any Party may by notice pursuant to this Section 14.5 designate any other physical address or email address to which notice to that Party must be given.

14.5 Waiver. No course of dealing or omission or delay on the part of any Party in asserting or exercising any right under this Agreement will constitute or operate as a waiver of any right. No waiver of any provision of this Agreement will be effective, unless in writing and signed by or on behalf of the Party to be charged with the waiver. No waiver will be deemed a continuing waiver or future waiver or waiver in respect of any other breach or default, unless expressly so stated in writing.

14.6 Governing Law. This Agreement will be construed, performed and enforced in accordance with the laws of the State of Delaware, without giving effect to its conflict of laws principles to the extent those principles or rules would require or permit the application of the laws of another jurisdiction.

14.7 Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach of this Agreement, except for any claim or action that the Manager or Company may elect to commence to enforce any of its rights or the Members obligations under this Agreement, will be settled by binding arbitration, before three arbitrators, administered by the American Arbitration Association under and in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction.

(a) Location. Any arbitration will be held in the Arbitration Location.

LIMITED LIABILITY COMPANY AGREEMENT

(b) Costs. Each of the Parties will equally bear any arbitration fees and administrative costs associated with the arbitration. The prevailing Party, as determined by the arbitrators, will be awarded its costs and reasonable attorneys’ fees incurred in connection with the arbitration.

(c) Consent to Jurisdiction. The Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Arbitration Location, for recognition or enforcement of any award determined pursuant to this Section 14.8.

14.8 Remedies. In the event of any actual or prospective breach or default of this Agreement by any Party, the other parties will be entitled to seek equitable relief, including remedies in the nature of injunction and specific performance (without being required to post a bond or other security or to establish any actual damages). In this regard, the Parties acknowledge that they will be irreparably damaged in the event this Agreement is not specifically enforced, since (among other things) the Interests are not readily marketable. All remedies under this Agreement are cumulative and not exclusive, may be exercised concurrently and nothing in this Agreement will be deemed to prohibit or limit any Party from pursuing any other remedy or relief available at law or in equity for any actual or prospective breach or default, including the recovery of damages.

14.9 Severability. The provisions of this Agreement are severable and in the event that any provision of this Agreement is determined to be illegal, invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions of this Agreement will not be affected, but will, subject to the discretion of that court, remain in full force and effect, and any illegal, invalid or unenforceable provision will be deemed, without further action on the part of the Parties, amended and limited to the extent necessary to render that provision, as so amended and limited, legal, valid and enforceable, it being the intention of the Parties that this Agreement and each provision will be legal, valid and enforceable to the fullest extent permitted by applicable law.

14.10 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. A facsimile, PDF or DocuSign (or similar service) signature will be deemed an original. The Parties hereby Consent to transact business with the Company and each of the other via electronic signature (including via DocuSign, eSignLive, or a similar service). Each Party understands and agrees that their signature page may be disassembled and attached to the final version of this Agreement.

LIMITED LIABILITY COMPANY AGREEMENT

14.11 IRS Circular 230 disclosure. Any discussion of United States federal tax issues contained in this Agreement, or concerning the investment in the Company, by the Company, Manager, and their respective counsel, is not intended or written to be relied on by the other for purpose of avoiding penalties imposed under the Code. Each Party should seek advice from an independent tax adviser based on their particular circumstances.

14.12 Further Assurances. Each Party shall promptly execute, deliver, file or record those agreements, instruments, certificates and other documents and take other actions as the Manager may reasonably request or as may otherwise be necessary or proper to carry out the terms and provisions of this Agreement and to consummate and perfect the transactions contemplated hereby.

14.13 Assignment. Except as otherwise provided in this Agreement, and any right, interest or obligation may not be assigned by any Party without the prior written Consent of the Manager as set forth in Article VIII. Any purported assignment without Consent will be ab initio null and void and without effect.

14.14 Binding Effect. This Agreement will be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns. This Agreement is not intended, and will not be deemed, to create or confer any right or interest for the benefit of any Person not a party to this Agreement.

14.15 Titles and Captions. The titles and captions of the Articles and Sections of this Agreement are for convenience of reference only and do not in any way define or interpret the intent of the Parties or modify or otherwise affect any of the provisions hereof and shall not have any effect on the construction or interpretation of this Agreement.

14.16 Construction. This Agreement will not be construed against any party by reason of that party having caused this Agreement to be drafted.

14.17 Entire Agreement. This Agreement constitutes the entire understanding and agreement among the Parties and supersedes all prior and contemporaneous understandings and agreements whether written or oral.

(Signature Page Follows)

LIMITED LIABILITY COMPANY AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this Operating Agreement effective as of the Effective Date.

COMPANY:
FREEPORT HOLDINGS SERIES LLC, [INSERT NAME], a Delaware limited liability company

By:	[Manager Name], a [Manager State] [Manager Entity Type]

By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned have executed this Operating Agreement effective as of the Effective Date.

ADMINISTRATOR:

By:

Name:

Title:

Member Signature Page

The undersigned Member hereby executes the Limited Liability Company Operating Agreement of the Company, dated as of the Effective Date, and hereby authorizes this signature page to be attached to a counterpart of that document executed by the Manager of the Company.

(Print Name of Member)

Dated: __________________
(Signature of Member or Authorized Signatory)

(Number of Shares)

If Member is acting through an Authorized Signatory, Member must complete the fields below.

(Name of Authorized Signatory)

(Title of Authorized Signatory)